Exhibit 99(a)

NEWS RELEASE

Cliffs Natural Resources Board Elects Two New Directors
Andres Ricardo Gluski and Richard A. Ross to Join Company’s Board

CLEVELAND – Jan. 11, 2011 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) announced today that the Board of Directors has elected Andres Ricardo Gluski, 53, executive vice president and chief operating officer of The AES Corporation (NYSE: AES), and Richard A. Ross, 53, former chairman and chief executive officer of Inmet Mining Corporation (TSX: IMN), to the Board. The appointments are effective immediately. With the additions of Messrs. Gluski and Ross, Cliffs’ Board will increase to a total of 13 directors.

Joseph Carrabba, Cliffs’ chairman, president and chief executive officer, said: “I am extremely enthusiastic that both Andres and Richard are joining Cliffs’ Board. With our increased international exposure, we need experienced executives who will enhance our global perspective. Andres’ background in international finance and economics, along with his knowledge of the power industry, will be extremely helpful going forward. Likewise, Richard brings an in-depth understanding of the mining industry, having gained experience in various metals and geographic regions around the world, including Canada, where we are increasingly active in executing our growth strategies.”

Biographical information follows:

Andres Ricardo Gluski
Andres Ricardo Gluski is the executive vice president and chief operating officer of The AES Corporation, one of the world’s largest independent power producers, with operations on five continents in 29 countries and 2009 revenues of $14 billion. Mr. Gluski became AES’ executive vice president and chief operating officer in 2007.

Mr. Gluski has worked for AES for nine years. He was named executive vice president and president, Latin America, in 2005 and, before that, was senior vice president of the Caribbean and Central America business. He has also served as chairman and chief executive officer of AES Gener in Chile, the Electricidad de Caracas in Venezuela and as chairman of AES Eletropaulo in Brazil. Mr. Gluski has an extensive career in finance and has held executive positions with Santander Bank, CANTV (GTE) and the International Monetary Fund. He was also the director general of the Ministry of Finance of Venezuela. Mr. Gluski started his professional career at Johnson & Johnson and Procter & Gamble.

Mr. Gluski received a Ph.D. in Economics and International Finance and Masters in Economics from University of Virginia. He is a graduate of Wake Forest University, magna cum laude, and Phi Beta Kappa. Currently, he serves as chairman for AES Gener and AES Brasiliana and is a member of the board of the directors for the Council of the Americas, the U.S.-Spain Business Council and the Institute of the Americas at the University of California, San Diego.

Richard A. Ross
Richard Ross is former chairman and chief executive officer of Inmet Mining Corporation, a Canadian-based global mining company that produces copper, zinc and gold.

Mr. Ross worked for Inmet Mining Corporation for 20 years and retired Dec. 31, 2009. He was named chairman and chief executive officer in 2005 and, before that, president and chief executive officer from 2000 until 2005. He held a number of executive positions during his tenure with the company, including vice president and chief financial officer, vice president and treasurer and corporate controller.

Before joining Inmet Mining, Mr. Ross was employed at Placer Dome Inc., the former mining company that specialized in gold and other precious metals, from 1985 to 1989. Mr. Ross worked at PricewaterhouseCoopers from 1980 to 1985, where he held various positions and obtained his Chartered Accountant’s designation. Mr. Ross graduated from the University of Toronto with a Bachelor of Commerce.

Mr. Ross is a past chairman of the board of directors for Inmet Mining Corporation, Ok Tedi Mining Limited and the Mining Association of Canada, as well as the past president and director of the Canadian Turkish Business Association. Mr. Ross is currently the chairman of the board of St. Joseph’s Health Centre in Toronto.

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About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, we are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of high and low volatile metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Canada and six coal mines located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin American business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world’s largest and fastest growing steel markets.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons; availability of capital equipment and component parts; availability of float capacity; ability to maintain adequate liquidity and our ability to access capital markets; changes in the financial condition of our partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; reductions in current resource estimates; impacts of increasing governmental regulation including failure to receive or maintain required environmental permits; problems with productivity, third party contractors, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation, mine closure obligations and employee benefit costs; the ability to identify, acquire and integrate strategic acquisition candidates; risks associated with operations in multiple countries and the effect of these various risks on our future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report and Reports on Form 10-K, Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs Natural Resources’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

SOURCE: Cliffs Natural Resources Inc.

GLOBAL COMMUNICATIONS AND INVESTOR RELATIONS CONTACTS:

Steve Baisden
Sr. Director, Investor Relations and Communications
(216) 694-5280

Jessica Moran
Manager, Investor Relations
(216) 694-6532

Patricia Persico
Sr. Manager, Media Relations and Marketing Communications
(216) 694-5316

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